VARIABLE ANNUITY OTC FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

COMMON STOCKS 78.7%

SanDisk Corp.*†

4,050

$

91,409

Infosys Technologies Ltd. —

INFORMATION TECHNOLOGY 50.1%

SP ADR

2,290

81,913

Tellabs, Inc.*

9,570

52,157

Apple, Inc.*

34,750

$

4,986,625

BEA Systems, Inc.*

2,150

41,173

Microsoft Corp.

97,089

2,755,386

VeriSign, Inc.*†

1,100

36,564

Qualcomm, Inc.

62,060

2,544,460

Telefonaktiebolaget LM

Google, Inc. — Class A*†

4,150

1,827,950

Ericsson — SP ADR†

1,080

21,222

Research In Motion Ltd.*†

16,000

1,795,680

Total Information Technology

________

27,027,691

Cisco Systems, Inc.*

59,960

1,444,436

Intel Corp.

65,930

1,396,397

Oracle Corp.*

68,670

1,343,185

HEALTH CARE 12.4%

eBay, Inc.*

26,430

788,671

Gilead Sciences, Inc.*†

27,315

1,407,542

Adobe Systems, Inc.*

16,440

585,100

Genzyme Corp.*

11,594

864,217

Yahoo!, Inc.*†

15,157

438,492

Teva Pharmaceutical

Applied Materials, Inc.

21,620

421,806

Industries Ltd. — SP

Symantec Corp.*†

24,410

405,694

ADR

16,420

758,440

Nvidia Corp.*

20,416

404,033

Celgene Corp.*†

11,312

693,313

Flextronics International

Biogen Idec, Inc.*†

9,900

610,731

Ltd.*†

40,250

377,947

Amgen, Inc.*†

11,560

482,977

Dell, Inc.*

17,960

357,763

Express Scripts, Inc.*

7,182

461,946

Xilinx, Inc.†

14,650

347,937

Intuitive Surgical, Inc.*

1,140

369,759

Paychex, Inc.†

9,760

334,378

Hologic, Inc.*

5,550

308,580

Check Point Software

Henry Schein, Inc.*†

5,350

307,090

Technologies Ltd.*†

13,680

306,432

DENTSPLY International,

Lam Research Corp.*†

7,940

303,467

Inc.

6,270

242,022

Cognizant Technology

Patterson Cos., Inc.*†

3,080

111,804

Solutions Corp. — Class

Amylin Pharmaceuticals,

A*

9,498

273,827

Inc.*†

1,230

35,928

Juniper Networks, Inc.*†

10,710

267,750

Cephalon, Inc.*†

460

29,624

Electronic Arts, Inc.*†

5,280

263,578

Sepracor, Inc.*†

620

12,102

Activision, Inc.*†

9,390

256,441

Total Health Care

________

6,696,075

Sun Microsystems, Inc.*†

14,640

227,359

Intuit, Inc.*

8,410

227,154

CONSUMER DISCRETIONARY 10.0%

Broadcom Corp. — Class

Comcast Corp. — Class A

42,980

831,233

A*†

11,403

219,736

Amazon.com, Inc.*†

8,110

578,243

NetApp, Inc.*†

10,730

215,137

Starbucks Corp.*

29,600

518,000

Altera Corp.†

11,300

208,259

Sears Holdings Corp.*†

4,020

410,402

Akamai Technologies, Inc.*†

6,520

183,603

Staples, Inc.†

17,710

391,568

Baidu.com - SP ADR*†

740

177,326

Wynn Resorts Ltd.

3,490

351,234

Citrix Systems, Inc.*

5,900

173,047

Garmin Ltd.†

6,290

339,723

Fiserv, Inc.*†

3,130

150,522

DISH Network Corp. —

Marvell Technology Group

Class A*†

10,880

312,582

Ltd.*

12,820

139,482

Bed Bath & Beyond, Inc.*†

8,790

259,305

KLA-Tencor Corp.†

3,430

127,253

Apollo Group, Inc. — Class

Autodesk, Inc.*†

3,740

117,735

A*†

5,383

232,546

Cadence Design Systems,

Liberty Media Corp -

Inc.*†

10,710

114,383

Interactive*

13,450

217,083

Microchip Technology, Inc.†

3,130

102,445

IAC/ InterActiveCorp*†

9,470

196,597

Linear Technology Corp.†

3,010

92,377

Liberty Global, Inc. — Class

A*†

5,330

181,646

Expedia, Inc.*

8,000

175,120

1

VARIABLE ANNUITY OTC FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Market

Market

Shares

Value

Shares

Value

Sirius Satellite Radio, Inc.*†

44,400

$

126,984

ENERGY 0.2%

Focus Media Holding — SP

Patterson-UTI Energy, Inc.†

4,130

$

108,123

ADR*†

2,970

104,396

Total Energy

________

108,123

Virgin Media, Inc.†

6,120

86,108

Petsmart, Inc.†

2,370

48,443

Total Common Stocks

Ross Stores, Inc.†

740

22,170

(Cost $25,837,065)

42,437,637

________

________

Total Consumer Discretionary

5,383,383

Face

INDUSTRIALS 3.6%

Amount

CH Robinson Worldwide,

REPURCHASE AGREEMENTS

Inc.†

7,810

424,864

Paccar, Inc.†

9,290

418,050

18.0%

Foster Wheeler Ltd.*

4,310

244,032

Collateralized by U.S. Treasury

Fastenal Co.†

4,886

224,414

Obligations

UAL Corp.†

8,378

180,378

UBS, Inc. issued 03/31/08 at

Joy Global, Inc.

1,730

112,727

1.29% due 04/01/08

$

2,587,018

2,587,018

Ryanair Holdings PLC — SP

Morgan Stanley issued

ADR*†

3,230

91,344

03/31/08 at 1.35% due

Expeditors International of

04/01/08

2,365,386

2,365,386

Washington, Inc.†

1,880

84,938

Mizuho Financial Group, Inc.

Stericycle, Inc.*†

1,630

83,945

issued 03/31/08 at 1.30%

Monster Worldwide, Inc.*†

1,970

47,694

due 04/01/08

2,365,386

2,365,386

Cintas Corp.†

1,340

38,244

Lehman Brothers Holdings,

Total Industrials

________

1,950,630

Inc. issued 03/31/08 at

1.15% due 04/01/08††

2,397,469

________

2,397,469

TELECOMMUNICATION SERVICES 1.2%

Millicom International

Total Repurchase Agreements

Cellular SA*†

2,680

253,394

(Cost $9,715,259)

________

9,715,259

NII Holdings, Inc. — Class

B*†

6,616

210,257

SECURITIES LENDING COLLATERAL 21.1%

Leap Wireless International,

Investment in Securities Lending Short

Inc. — Class B*

2,158

100,563

Term

Level 3 Communications,

Investment Portfolio Held by

Inc.*†

43,129

91,433

U.S. Bank

11,370,720

________

11,370,720

Total Telecommunication Services

________

655,647

Total Securities Lending Collateral

CONSUMER STAPLES 0.9%

(Cost $11,370,720)

________

11,370,720

Costco Wholesale Corp.†

4,690

304,709

Whole Foods Market, Inc.†

3,580

118,033

Total Investments 117.8%

Hansen Natural Corp.*†

1,560

55,068

Total Consumer Staples

________

477,810

(Cost $46,923,044)

$

_________

63,523,616

Liabilities in Excess of Other

Assets – (17.8)%

$

(9,611,622)

MATERIALS 0.3%

_________

Steel Dynamics, Inc.

3,120

103,085

Net Assets – 100.0%

$

53,911,994

Sigma-Aldrich Corp.

590

35,193

Unrealized

Total Materials

________

138,278

Contracts

Gain

Futures Contracts Purchased

June 2008 Nasdaq 100 Index

Mini Futures Contracts

(Aggregate Market Value of

Contracts $9,928,770)

________

278 $

223,010

2

VARIABLE ANNUITY OTC FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Unrealized

Units

Gain

Equity Index Swap Agreements

June 2008 Nasdaq 100 Index

Swap, Terminating 06/30/08**

(Notional Market Value

$839,302)

471 $

2,670

June 2008 Nasdaq 100 Index

Swap, Terminating 06/14/08**

(Notional Market Value

$451,974)

254

________

6,420

(Total Notional Market Value $1,291,276)

$

9,090

*

Non-Income Producing Security.

**

Price Return based on Nasdaq 100 Index +/- financing at a

variable rate.

†

All or a portion of this security is on loan at March 31,

2008

††

All or a portion of this security is pledged as equity swap

index collateral at March 31, 2008.

3